                                                                   EXHIBIT 10.14

                              INVESTORS BANK CORP.
                        RESTRICTED STOCK AWARD AGREEMENT


          This Agreement, made as of this 4th day of January, 1994, between Investors Bank Corp., a Delaware corporation (the "Company"), and James M. Burkholder (the "Executive").

                                   WITNESSETH:

          WHEREAS, the Company and the Compensation Committee of its Board of Directors (the "Committee") have determined that equity securities awarded pursuant to this Agreement and the Company's 1993 Incentive Stock Plan (the "Plan") will provide incentive for Executive to remain employed by the Company and put forth his maximum efforts for its continued success.

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. AWARD. The Company, effective as of the date of this Agreement but contingent upon approval of the Plan at the Company's 1994 annual meeting of shareholders, hereby grants to the Executive a restricted stock award of 13,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), subject to the terms and conditions set forth herein.

     2.   VESTING.

          (a) Subject to the terms and conditions of this Agreement and to the terms of the Plan, the Shares shall vest in the Executive at the rate of 33 1/3% of the Shares as of January 1 in each year (commencing on January 1, 1995) as set forth below:


     Plan Year          Vesting Date         % of Award Vested
     ---------          ------------         -----------------
         1             January 1, 1995             33 1/3%
         2             January 1, 1996             66 2/3%
         3             January 1, 1997              100  %


          (b) Notwithstanding the provisions of Section 2(a) hereof, but subject to the other terms and conditions set forth herein, the Shares shall vest in full in the Executive if an Event of Termination occurs (as hereinafter defined).

          (c) For purposes of this Agreement, the following terms shall have the definitions set forth below:

          "Acquisition Date" means the date of public announcement of the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act") or any successor rule thereto) of more than 15% of the outstanding voting stock of the Company by any "person" (as defined in Section 13(d) of the Exchange Act) other than the Company by means of a tender offer, exchange offer or otherwise.

          "Event of Termination" means the termination of employment of Executive (other than by the Executive) within 36 months of either an Acquisition Date or a Transaction Date.


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          "Transaction Date" means the date of shareholder approval of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (iii) any plan of liquidation or dissolution of the Company.

          (d)  Notwithstanding any other provision of this agreement or this section 2, the Shares shall not vest, and all the Shares shall be forfeited to the Company, if the shareholders of the Company do not approve the Planb at the 1994 Annual Meeting of Shareholders of the Company.

     3. RESTRICTION ON TRANSFER. Until the Shares vest pursuant to Section 2 or Section 4(b) hereof, none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and no attempt to transfer the Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the Shares.

     4.   FORFEITURE; EARLY VESTING IN EVENT OF DISABILITY OR DEATH.

          (a) If the Executive ceases to be an employee other than by reason of disability or death prior to the vesting of the Shares pursuant to Section 2 hereof, the Executive's rights to all of such Shares that are not vested shall be immediately and irrevocably forfeited without payment by the Company to the Executive.

          (b) If the Executive ceases to be an employee by reason of disability or death prior to the vesting of the Shares pursuant to Section 2 hereof, the Executive or his estate shall become immediately vested, as of the date of such disability or death, in the Shares. No transfer by will or by laws of descent and distribution of any Shares which vest by reason of the Executive's death shall be effective to bind the Company, unless the Committee shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

     5.   ISSUANCE AND CUSTODY OF CERTIFICATE.

          (a) The Company shall cause to be issued one or more stock certificates, registered in the name of the Executive, evidencing the Shares. Each such certificate shall bear the following legend:

          "The shares of common stock represented by this certificate are subject to forfeiture, and the transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including restrictions against transfer) contained in a Restricted Stock Award Agreement entered into between Investors Bank Corp. and the registered owner of such shares. Copies of the Agreement are on file in the office of the Chief Financial Officer of Investors Bank Corp.,

          (b) The Executive shall cause stock powers relating to the shares executed by the Executive to be delivered to the Company.


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

          (c) Each certificate issued pursuant to Section 5(a) hereof, together with the stock powers relating to the Shares, shall be deposited by the Company with the Chief Financial Officer of the Company or a custodian designated by the Chief Financial Officer. The Chief Financial Officer or such custodian shall issue a receipt to the Executive evidencing the certificate or certificates held which are registered in the name of the Executive.

          (d) After any Shares vest pursuant to Section 2 or Section 4(b) hereof, the Company shall promptly cause to be issued a certificate or certificates evidencing such vested Shares, free of the legend provided in
Section 4(a) hereof, and shall cause such certificate or certificates and the stock powers relating to the Shares to be delivered to the Executive or the Executive's legal representatives, beneficiaries or heirs.

     6.   DISTRIBUTIONS AND ADJUSTMENTS.

          (a) If all or any portion of the Shares vest in the Executive subsequent to any change in the number or character of the shares of Common Stock (through merger, consolidation, reorganization, recapitalization, stock dividend or otherwise), the Executive shall then receive upon such vesting the number and type of securities or other consideration which he would have received if the Shares had vested prior to the event changing the number or character of outstanding shares of Common Stock.

          (b) Any additional shares of Common Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares prior to the date the Shares vest shall be subject to the same restrictions, terms and conditions as the Shares. Any cash dividends payable with respect to the Shares shall be distributed to the Executive at the same time cash dividends are distributed to other shareholders of the Company.

          (c) Any additional shares of Common Stock, any securities and any other property (except for cash dividends) distributed with respect to the Shares prior to the date such Shares vest shall be promptly deposited with the Secretary or the custodian designated by the Secretary to be held in custody in accordance with Section 5(c) hereof.

     7. TAXES. In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it in connection with this restricted stock award, and in order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state income and social security taxes are withheld or collected from the Executive.

     8.   MISCELLANEOUS.

          (a) This Agreement shall not confer on the Executive any right with respect to continuance of employment by the Company.

          (b) Any notice with either party hereto or the Committee may be required or permitted to give to the other with respect to this Agreement shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows:

               (i)  if to the Company:

                    Investors Bank Corp.
                    200 East Lake Street
                    Wayzata, Minnesota 55391


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


               (ii) if to the Committee:

                    Compensation Committee of Investors Bank Corp. Investors Bank Corp.
                    200 East Lake Street
                    Wayzata, Minnesota 55391


             (iii)  if to the Executive:

                    James M. Burkholder.
                    200 East Lake Street
                    Wayzata, Minnesota 55391

          (c) Commencing on the date of this Agreement and subject to the restrictions and terms of this Agreement, the Executive shall have all of the rights of a shareholder with respect to the Shares (including, without limitation, the right to vote the Shares).

          (d) This Agreement is made and accepted in the State of Minnesota. The laws of the State of Minnesota shall control the interpretation and performance of the terms of this Agreement.

          (e) This Agreement shall be binding upon, and shall inure to the benefit of, the respective successors, assigns, heirs, executors, administrators and guardians of the parties hereto.


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

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the day and year first above written.

                                 INVESTORS BANK CORP.


                                 By
                                    ----------------------
                                   Its
                                       -------------------



                                  ------------------------
                                          Executive


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